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                                                                   EXHIBIT 10.34


                 AMENDMENT NO. 1 SECURITY AGREEMENT - TRADEMARKS

            AGREEMENT made on July __, 1996 between HOUBIGANT, INC., a Delaware corporation, located at 1135 Pleasant View Terrace West, Ridgefield, New Jersey 07657 ("Grantor"), DANA PERFUMS COPR. (f/k/a NEW DANA ACQUISITION CORP. and PARFUMS PARQUET, INC.) , a Delaware corporation, located at 675 Massachusetts Avenue, Cambridge, Massachusetts 02139 ("PPI"), Houbigant (1995) Limited, a Canadian corporation, located at 1597 Rue Cunard Laval, (Quebec) H75 2B4 Canada ("Licensee"), and THE CHASE MANHATTAN BANK, formerly known as Chemical Bank, as successor-in-interest to Chemical Bank of New Jersey, N.A., individually and as Collateral Agent for Itself and Fleet Bank, national association and FLEET BANK, national association as successor-in-interest to NatWest Bank, N.A.(f/k/a National Westminster Bank USA) (collectively, the "Banks") located at P.O. Box 1090, Two Tower Center, East Brunswick, New Jersey 08816. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the License Agreement (as defined below).

            WHEREAS, on November 18, 1993 (the "Filing Date"), Licensor, together with certain affiliates, filed a voluntary petition for relief under chapter 11 of Title 11, United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Grantor's chapter 11 case is being jointly administered by the Bankruptcy Court under procedurally consolidated case no. 93 B 45767 (JLG) (the "Bankruptcy Case"),

            WHEREAS, Grantor has adopted, used and is using, and is the owner of the entire right, title and interest in and to, certain trademarks and designs;

            WHEREAS, the Canadian License (as defined below) was transferred, sold and assigned to the Licensee by ACB Mercantile, Inc., on or about December 12, 1994;

            WHEREAS, Licensee is an assignee of a license agreement dated April 1, 1993, as amended as May __, 1995 (the "Canadian License") pursuant to which Licensee was granted certain rights to use the Trademarks for the Products in Canada and all of its provinces and territories;

            WHEREAS, Grantor and PPI have entered into a license agreement dated May __, 1994, as modified on May 12, 1994 and as further modified on June 1, 1994 (the License Agreement"), pursuant to which Grantor has granted Licensee certain rights to use the Trademarks for the Products in all counties, possessions, territories and U.S. Military outlets and "PX"s located in North America, Central America and South America (the "American Territories") as listed on Schedule A thereto;

            WHEREAS, Grantor has granted to PPI a second priority lien against and security interest in and to the Trademarks for the Products in the American Territory pursuant to a security agreement dated July 1, 1994 (the "Security Agreement");
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            WHEREAS, the parties thereto have agreed to amend the Security
Agreement to reflect the addition of Canada to the definition of "Territory" in the Security Agreement.

            NOW, THEREFORE, IT IS AGREED

            1. The term Territory as defined in the Security Agreement is hereby amended to include Canada.

            2. The parties hereto hereby agree that if the Licensee shall cease to be the Licensee under the Canadian License PPI shall cease to have a security interest in the Trademarks in Canada. Upon the occurrence of such an event, PPI shall cause to be filed all documentation necessary to terminate such security interest to the extent that such security interest was perfected by the filing of a financing statement or the equivalent thereto under Canadian law.

            3. Governing Law. This Agreement shall be governed in all respects by the laws of the United States and the laws of the State of New York.

            4. Counterparts. This Agreement may be executed in one or more counterparts which when taken together shall constitute one and the same Security Agreement.

            IN WITNESS WHEREOF, Grantor and Licensee have caused this Agreement to be executed by their respective officers duly authorized as of the day and year first above written.

                                       HOUBIGANT INC.


                                       By: ____________________________
                                       Title:

                                       DANA PARFUMS CORP.


                                       By: ____________________________
                                       Title:


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CONSENTED AND AGREED TO:

THE CHASE MANHATTAN BANK,                          HOUBIGANT (1995) LIMITED
formerly known as Chemical Bank,
as successor-in-interest to Chemical Bank of New Jersey, N.A., individually and as Collateral Agent for Itself and Fleet Bank, national association

By: ____________________________                   By:________________________

FLEET BANK, national association
as successor-in-interest to NatWest
Bank, N.A. (f/k/a NATIONAL
WESTMINISTER BANK USA)

By: ____________________________


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